Exhibit 3.1

Execution Version

FOURTH AMENDMENT

TO

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

LEGACY RESERVES GP, LLC

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF LEGACY RESERVES GP, LLC (this “Amendment”) is entered into by Legacy Reserves Inc., a Delaware corporation (the “Member”), effective as of September 20, 2018 (the “Effective Date”).

Reference is made to the Amended and Restated Limited Liability Company Agreement of Legacy Reserves GP, LLC (the “Company”), dated March 15, 2006, as amended by the First Amendment, effective as of December 31, 2009, as further amended by the Second Amendment, effective as of March 16, 2012, as further amended by the Third Amendment, effective as of March 23, 2018 (as so amended, the “GP LLC Agreement”). Unless otherwise defined herein, all capitalized terms used herein shall have the meaning given to them in the GP LLC Agreement.

PREAMBLE

WHEREAS, effective as of September 20, 2018, each of DAB Resources, Ltd., Brothers Production Properties, Ltd., Brothers Production Company, Inc., Brothers Operating Company, Inc., J&W McGraw Properties, Ltd., MBN Properties LP and H2K Holdings, Ltd. (collectively, the “Assigning Members”) sold all of their limited liability company interests in the Company (“GP Interests”) to Moriah Properties, Ltd. (“Moriah”) pursuant to that certain Membership Interest Purchase Agreement, dated as of March 3, 2018 (the “MIPA”), by and among Moriah and the Assigning Members;

WHEREAS, effective as of September 20, 2018, Moriah sold all of the GP Interests and assigned its rights under the MIPA to Lion GP Interests, LLC (the “GP Seller”) pursuant to the Assignment Agreement, dated as of March 23, 2018, by and between Moriah and the GP Seller; and

WHEREAS, effective as of September 20, 2018 GP Seller sold all of the GP Interests to the Member (the “Contribution”) pursuant to that certain GP Purchase Agreement, dated as of March 23, 2018, by and among the GP Seller, the Member, the Company and the Assigning Members, and GP Seller assigned all of its GP Interests to the Member pursuant to the Assignment Agreement, dated as of September 20, 2018, by and between GP Seller and the Member.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the party hereto amends the GP LLC Agreement as follows:

AMENDMENTS

1.

Exhibit A. After giving effect to the Contribution, the Member’s percentage Interest in the Company will be as set forth on Exhibit A. In connection therewith, “Exhibit A” to the GP LLC Agreement is hereby amended as set forth on “Exhibit A” attached hereto.

2.	Effect on GP LLC Agreement. Except as amended hereby, the GP LLC Agreement shall be and remain in full force and effect and this Amendment shall become a part of the GP LLC Agreement.

3.

Counterparts. This Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

4.

Governing Law. This Amendment shall be governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rules or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

IN WITNESS WHEREOF, the Member has executed this Amendment effective as of the Effective Date.

LEGACY RESERVES INC.

By:	/s/ James Daniel Westcott
Name:	James Daniel Westcott
Title:	President and Chief Financial Officer

Signature Page to Fourth Amendment to Amended and Restated Limited Liability Company Agreement of

Legacy Reserves GP, LLC

Exhibit A

Effective as of the Effective Date, Exhibit A to the GP LLC Agreement is amended as follows:

Exhibit A

MEMBER	PERCENTAGE INTEREST
Legacy Reserves Inc.	100%

Exhibit A to Fourth Amendment to Amended and Restated Limited Liability Company Agreement of

Legacy Reserves GP, LLC